4




                    CERTIFICATE OF AMENDMENT
                               TO
                  CERTIFICATE OF INCORPORATION
                               OF
                      HAROLD'S STORES, INC.




We, the undersigned officers of Harold's Stores, Inc., an Oklahoma corporation (the "Corporation"), in order to effect an amendment to the Certificate of Incorporation of the Corporation, hereby certify as follows:

     1. The amendment set forth herein was duly adopted in accordance with the procedures set forth in Section 1077 of the Oklahoma General Corporation Act.

     2. The Certificate of Incorporation of the Corporation is hereby amended as follows:

     The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

          FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Six Million (26,000,000), consisting of Twenty-Five Million (25,000,000) shares of Common Stock, par value $0.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $0.01 per share.

     3. The remaining paragraphs of Article FOURTH shall remain in full force and effect and shall not be affected by this amendment.

      IN WITNESS WHEREOF, the undersigned officers have signed this Certificate of Amendment on this 12th day of August, 1996.

                              HAROLD'S STORES, INC.
                              an Oklahoma corporation


                              By:/s/H. Rainey Powell, President

ATTEST:

/s/Linda L. Daugherty, Assistant Secretary


               CERTIFICATE OF OWNERSHIP AND MERGER
                             MERGING
                     HAROLD'S STORES, INC.,
                     A Delaware Corporation
                              INTO
                     HAROLD'S STORES, INC.,
                     An Oklahoma Corporation

                (Pursuant to Section 1083 of the
                Oklahoma General Corporation Act)

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

           Harold's Stores, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware
(the "Corporation"), hereby certifies as follows:

          FIRST:    The Corporation was organized pursuant to the
provisions of the General Corporation Law of the State of Delaware on June 23, 1987.

           SECOND:    The Corporation owns all of the outstanding
shares of capital stock of Harold's Stores, Inc., an Oklahoma corporation ("New Harold's"), a corporation organized pursuant to the provisions of Oklahoma law on June 15, 1994.

          THIRD: The Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the members thereof dated June 13, 1994, filed with the minutes of the Board pursuant to Section 141(f) of the Delaware General Corporation Law, determined to merge itself into New Harold's on the conditions set forth in such resolutions:

          RESOLVED, that upon the approval of the stockholders of the Corporation, the Corporation shall merge itself with and into Harold's Stores, Inc., a wholly-owned subsidiary corporation to be organized under Oklahoma law ("New Harold's"), and New Harold's shall be the surviving corporation, and shall succeed to all the assets and assume all of the obligations of the Corporation; and

          FURTHER RESOLVED, that upon the filing with the Secretary of State of the States of Oklahoma and Delaware of certificates of ownership and merger and the occurrence of the other conditions to the effectiveness of the Merger ("Effective Time") (i) each share of the Common Stock, par value $0.01 per share, of the Corporation which shall be issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, on the Effective Time, by virtue of the merger and without any action on the part of the holder thereof, New Harold's, or any officer thereof, automatically become and be converted into one (1) share of fully paid and nonassessable common stock, par value $0.01 per share, of New Harold's, the surviving corporation; and (ii) the 100 shares of common stock, par value $0.01 per share, of New Harold's which shall be outstanding and owned of record by the Corporation immediately prior to the Effective Time, shall, at the Effective Time, automatically be canceled and resume the status of authorized but unissued stock; and

          FURTHER RESOLVED, after the Effective Time, each holder of a stock certificate which prior thereto represented shares of Common Stock of the Corporation may (but shall not be required to) surrender the same to New Harold's transfer agent and shall be entitled upon such surrender to receive in exchange therefor a certificate representing the number of shares of the Common Stock of New Harold's into which the shares of the Corporation's Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in the Merger, and the officers of the Corporation shall instruct the Corporation's transfer agent to alter, as necessary, the Corporation's remaining inventory of printed certificates to permit such certificates to be conformed for use after the Effective Time; and

          FURTHER   RESOLVED,  that  upon  the  Merger   becoming
     effective, the Certificate of Incorporation and Bylaws of New Harold's shall be the Certificate of Incorporation and Bylaws of the surviving corporation; and

          FURTHER RESOLVED, that the Merger be submitted to the stockholders of this Corporation and that upon receiving the approval of the holders of a majority of the outstanding Common Stock of the Corporation, the Merger shall be approved; and

          FURTHER RESOLVED, that at any time prior to the effectiveness of the Merger, whether before or after approval of the stockholders of the Corporation, the terms of the Merger may be amended in any manner as may be determined in the judgment of the Board of Directors of the Corporation to be necessary, desirable or expedient in order to facilitate the purpose and intent of the Merger, provided that no amendment may be made to the extent that Section 251(d) of the Delaware General Corporation Law prohibits such amendment without the approval of the stockholders of the Corporation; and

          FURTHER  RESOLVED,  at  any time before  the  Effective
     Time, the merger may be terminated and abandoned by the Board of Directors of the Corporation notwithstanding the approval by the stockholders of the Corporation; and

          FURTHER RESOLVED, that the Chairman of the Board, Chief Executive Officer, President or any Vice President of the Corporation be, and each of them hereby is, authorized and directed to make and execute, and the Secretary or Assistant Secretary be, and each of them hereby is, authorized and directed to attest, if necessary, certificates of ownership and merger setting forth a copy of these Resolutions providing for the merger of the Corporation into New
     Harold's, to cause the same to be filed with the Secretary of State of the States of Delaware and Oklahoma, to cause New Harold's to be organized and to succeed to the assets and assume all of the liabilities of the Corporation, and to do all other acts and things, whether within or without the States of Delaware and Oklahoma, which may be in any way necessary or appropriate to effect the Proposed Merger.

           FOURTH: That this merger has been approved by the holders of a majority of the outstanding Common Stock, par value $0.01 per share, of this Corporation, being the only class of outstanding capital stock of the Corporation, at a meeting thereof duly called and held in accordance with Sections 253(a) and 211 of the Delaware General Corporation Law.

           IN WITNESS WHEREOF, the Corporation, has caused this Certificate to be signed by its President and attested to by its Secretary, this 29th day of June, 1994, to be effective as of the close of business on June 30, 1994, as authorized by Section 103(d) of the Delaware General Corporation Law.

                              Harold's Stores, Inc.

                              By:  /s/H. Rainey Powell
                                    H. Rainey Powell, President

ATTEST:

     /s/H. Rainey Powell
H. Rainey Powell, Secretary
                  CERTIFICATE OF INCORPORATION
                               OF
                      HAROLD'S STORES, INC.


           FIRST.     The  name  of the Corporation  is  Harold's
Stores, Inc.

           SECOND.   The address of its registered office in  the
State  of Oklahoma is 765 Asp, Norman, Cleveland County, Oklahoma
73069.   The name of its registered agent at such address  is  H.
Rainey Powell.

           THIRD.    The purpose of the Corporation is to  engage
in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

           FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is Eight
Million Five Hundred Thousand (8,500,000), consisting of Seven Million Five Hundred Thousand (7,500,000) shares of Common Stock, par value $0.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $0.01 per share.

           The Board of Directors, is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting that series and the distinctive designation of that series;

          (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (5) Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

          (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (8)    Any  other  relative  rights,  preferences   and
     limitations of that series.

           Dividends on outstanding shares of Preferred Stock shall be paid, or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

           If  upon  any  voluntary  or involuntary  liquidation,
dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereof.

           FIFTH.     Except as otherwise provided in the Bylaws,
the Bylaws may be adopted, altered, amended or repealed by the Board of Directors. Election of directors need not be by written ballot unless the Bylaws so provide.

           SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, in the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourth (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of this Corporation, as the case may be, and also on this Corporation.

           SEVENTH. (1) Each person who is or was a director or officer of this Corporation, and each person who serves or served at the request of this Corporation as a director or officer (or equivalent) of another enterprise, shall be indemnified and held harmless by this Corporation to the fullest extent authorized by the Oklahoma General Corporation Act as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of such director or officer without prior approval of the Board of Directors. The right to indemnification conferred in this Article SEVENTH shall be a contract right and shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, or any statute, bylaw, agreement, vote of shareholders or directors or otherwise.

           (2) To the fullest extent that the Oklahoma General Corporation Act, as it exists on the date this Certificate of Incorporation is filed with the Secretary of State of the State of Oklahoma ("Filing Date"), permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or repeal.

          (3) If the Oklahoma General Corporation Act is amended after the Filing Date to further limit or eliminate liability of this Corporation's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Oklahoma General Corporation Act as so amended. If the Oklahoma General Corporation Act is amended after the Filing Date to increase or expand liability of this Corporation's directors for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.

            EIGHTH.    Except  upon  the  affirmative   vote   of
shareholders holding all the issued and outstanding shares of Common Stock, no amendment to this Certificate of Incorporation may be adopted by the Corporation which would impose personal liability for the debts of the Corporation on the shareholders of the Corporation or which would amend, alter, repeal or adopt any provisions inconsistent with this Article EIGHTH.

           NINTH. Subject to the limitations set forth in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and al rights conferred upon shareholders herein are granted subject to this reservation.

           TENTH.    The provisions of Section 1145 through  1155
of the Oklahoma General Corporation Act as in effect on the Filing Date or as hereafter amended shall not apply to the Corporation.

           ELEVENTH.    The provisions of Section 1073.B  of  the
Oklahoma General Corporation Act as in effect on the Filing Date shall not apply to the Corporation.

            TWELFTH.   The  name  and  mailing  address  of   the
incorporator is:

               H. Rainey Powell
               Harold's Stores, Inc.
               765 Asp
               Norman, Oklahoma  73069

           IN WITNESS WHEREOF, I, H. Rainey Powell, for the purpose of forming a corporation under the laws of the State of Oklahoma, do make and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 15th day of June, 1994.

                                   /s/H. Rainey Powell
                              H. Rainey Powell